Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Share Purchase Plan of Wejo Group Limited of our report dated April 3, 2023, with respect to the consolidated financial statements of Wejo Group Limited included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Manchester, United Kingdom April 5, 2023